SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2004, PriceSmart, Inc. (the “Company”) entered into a loan agreement whereby The Price Group, LLC, a California limited liability company (the “Price Group”), agreed to loan to the Company $3.0 million (the “Loan”) subject to the Company’s receipt of a waiver by its principal lender of a covenant prohibiting the incurrence of additional indebtedness. The Loan will bear interest at 5% per annum and have a term of 90 days. The purpose of the Loan is to facilitate the purchase of real estate in Costa Rica for a currently anticipated new membership warehouse club. The Company plans to repay the Loan with proceeds received from the Rights Offering or the Rights Offering Purchase (both as defined below), as applicable. Directors Robert E. Price, James F. Cahill, Murray L. Galinson and Jack McGrory and Sol Price, a significant stockholder in the Company, are co-managers of the Price Group and collectively own a significant interest in that entity.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2004, the Company has decided to enter into a transaction designed to improve its profitability by reducing the Company’s interest payments and eliminating its preferred stock dividend obligations (the “Transaction”). The Transaction is more fully described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2004 (the “Proxy Statement”).

On October 29, 2004, the Company held a special meeting of stockholders (the “Special Meeting”) to approve elements of the Transaction as required by Nasdaq Marketplace Rules and the Delaware General Corporation Law. The Transaction includes the following elements, each of which were approved by the Company’s common stockholders at the Special Meeting:

•	a private placement of 3,164,726 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at a price of $8 per share, to the Price Group to be funded through the conversion of a $25.0 million bridge loan, together with accrued and unpaid interest, extended to the Company by the Price Group on August 31, 2004 (the “Private Placement”);

•	an issuance of an aggregate of 2,200,000 shares of Common Stock to the Sol and Helen Price Trust, the Price Family Charitable Fund, the Robert and Allison Price Charitable Remainder Trust, the Robert and Allison Price Trust 1/10/75 (collectively, the “Price Trusts”) and the Price Group (collectively, with the Price Trusts, the “Series B Holders”) in exchange for all of the outstanding shares of the Company’s 8% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share (the “Series B Preferred Stock,” and the exchange, the “Series B Exchange”);

•	an issuance of 2,597,200 shares Common Stock, valued for such purpose at a price of $8 per share, to the Price Group in exchange for up to $20.0 million of current obligations, plus accrued and unpaid interest, owed by the Company to the Price Group (the “Current Obligation Exchange”);

•	an issuance of up to 15,787,001 shares of Common Stock in connection with a rights offering pursuant to rights to be distributed to the holders of outstanding shares of Common Stock (the “Rights Offering”);

•	an issuance of up to 3,125,000 shares of Common Stock, at a price of $8 per share, to the Price Group to ensure that the Rights Offering generates at least $25.0 million in proceeds (the “Rights Offering Purchase”);

•	an issuance of up to 2,223,817 shares of Common Stock associated with an offer to exchange Common Stock, valued for such purpose at a price of $10 per share, to the holders of all of the shares of the Company’s 8% Series A Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share (the “Series A Preferred Stock”), in exchange for all of the outstanding shares of the Company’s Series A Preferred Stock at its initial stated value of $20.0 million plus all accrued and unpaid dividends (the “Series A Exchange”); and

•	an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 45,000,000 shares (the “Amendment”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2004, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the Series B Holders to effectuate the Private Placement, the Series B Exchange and the Current Obligation Exchange. On October 25, 2004, the Price Family Charitable Fund donated its shares of the Company’s Series B Preferred Stock to a public charity (the “Public Charity”) on the condition that the Public Charity agree to be subject to the terms and conditions of the Purchase Agreement. On October 29, 2004, following approval by the Company’s common stockholders of the Transaction at the Special Meeting, pursuant to the terms of the Purchase Agreement, the Company issued 7,961,926 shares of Common Stock to effectuate the Private Placement, the Series B Exchange and the Current Obligation Exchange for the consideration and to the entities as described above. The shares of Common Stock issued to the Price Group in the Private Placement and the Current Obligation Exchange were issued in a private placement pursuant to Rule 506 under the Securities Act of 1933, as amended. The Price Group has represented to the Company that it is an accredited investor and that the shares of Common Stock received by it pursuant to the Private Placement and the Current Obligation Exchange were acquired for its own account and not with a view to any distribution thereof to the public. The Private Placement and the Current Obligation Exchange were made in the absence of general solicitation or advertising. The shares of Common Stock issued to the Price Group, the Sol and Helen Price Trust, the Robert and Allison Price Charitable Remainder Trust, the Robert and Allison Price Trust 1/10/75 and the Public Charity upon exchange of the Series B Preferred Stock were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. The Company has agreed to register with the SEC for resale the shares of Common Stock issued in connection with the Private Placement, the Series B Exchange and the Current Obligation Exchange.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 1, 2004, the Company’s Board of Directors (with interested directors abstaining) waived any inconsistencies with the Company’s Code of Business Conduct and Ethics as related to certain directors’ conflicts of interest regarding the Loan. Also, on November 1, 2004, the Audit Committee of the Company’s Board of Directors approved the related-party nature of the transaction. The waiver and the approval were premised substantially upon the fact that the terms of the Loan proposed by the Price Group are more favorable than commercial terms currently available to the Company.

Item 8.01. Other Events.

At the Special Meeting, the Company’s common stockholders approved the Private Placement, the Series B Exchange, the Current Obligation Exchange, the Rights Offering, the Rights Offering Purchase and the Series A Exchange in accordance with Nasdaq Marketplace Rules and approved the Amendment in accordance with the Delaware General Corporation Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004	PRICESMART, INC.

	By:	/s/ John M. Heffner
John M. Heffner Chief Financial Officer